Exhibit 10.14

Coupa Software Incorporated
Director Confidentiality Agreement

This Director Confidentiality Agreement (“Agreement”) is made by and between Coupa Software Incorporated, a Delaware corporation (the “Company”), and the undersigned member of the Board of Directors (the “Board”) of the Company (the “Director”), as of the date indicated below.

Recitals

WHEREAS, the Company and the Board believe in the importance of protecting and holding confidential all non-public information that the members of the Board obtain due to their directorship position;

WHEREAS, members of the Board have fiduciary duties under the General Corporation Law of the State of Delaware;

WHEREAS, the Corporate Governance Guidelines adopted by the Board state that, consistent with their fiduciary duties, directors are expected to maintain the confidentiality of the information they receive as a director and the deliberations of the Board and its committees; and

WHEREAS, the Company and the Board desire that each member of the Board enter into this Agreement regarding confidentiality in connection with their service on the Board.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Director do hereby covenant and agree as follows:

Section 1.Agreement of Confidentiality.  Pursuant to the fiduciary duties of loyalty and care, the Director agrees to take reasonable measures to protect and hold confidential all non-public information obtained due to his or her directorship position absent the express permission of the Company to disclose such information.  Accordingly:

(a)the Director agrees not to use Confidential Information for his or her own personal benefit or to benefit persons or entities outside the Company; and

(b)the Director agrees not to disclose Confidential Information outside the Company, either during or after his or her service as a Director of the Company, except with authorization of the Company or as may be otherwise required by law. For purposes of this Agreement, to the extent applicable, the Company authorizes Director to disclose Confidential Information to the general partners, managing members or other control persons and/or any affiliated management companies of his or her venture capital fund on a need to know basis (collectively, the “VC Fund”); provided, however, that the VC Fund shall strictly observe the terms of this Agreement.

Section 2.“Confidential Information” includes all non-public information entrusted to or obtained by the Director by reason of his or her position as a member of the Board.  It includes, but is not limited to:

a)non-public information that might be of use to competitors or harmful to the Company or its customers or suppliers if disclosed;

b)non-public information about the Company’s financial condition, prospects or plans, its sales and marketing programs and research and development information, as well as information relating to mergers and acquisitions, stock splits and other corporate transactions;

c)non-public information concerning possible transactions with other companies or information about the Company’s customers, suppliers or partners, which the Company is under an obligation to maintain as confidential; and

d)non-public information about discussions and deliberations relating to business issues and decisions, between and among employees, officers and the Board.

Section 3.Permitted Communications.  Nothing in this Agreement is intended to limit the Director’s ability to meet or otherwise communicate with various constituencies that are involved with the Company under the circumstances specified in the Corporate Governance Guidelines or to act as an authorized spokesperson of the Company pursuant to the Company’s Investor Relations and Communications Policy.

Section 4.Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 5.Applicable Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 6.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year written below.

COUPA SOFTWARE INCORPORATED	DIRECTOR

By:
Name:	Name:
Office:

DATE: